INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-31984 of Avondale Industries, Inc. on Forms S-8 and S-3 of our report dated February 17, 1997, appearing in this Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December 31, 1996.




         DELOITTE & TOUCHE LLP

         New Orleans, Louisiana
         March 12, 1997